Exhibit (a)(1)(iv)

Offer by

FBR & CO.

To Purchase For Cash

Up to 5,000,000 Shares of Its Common Stock

At a Purchase Price of $3.05 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 29, 2011,

UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated August 2, 2011 and the related Letter of Transmittal (which, as may be amended or supplemented from time to time, together constitute the “Offer”) in connection with the Offer by FBR & Co., a Virginia corporation (“FBR”), to purchase for cash up to 5,000,000 shares of its common stock, $0.001 par value (such shares, together with all other outstanding shares of common stock of FBR, are herein referred to as the “Shares”), at a price of $3.05 per Share, without interest, upon the terms and subject to the conditions of the Offer.

We are the holder of record of Shares held for your benefit and account. As such, we are the only ones who can tender your Shares pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

FBR will pay $3.05 per share for the Shares properly tendered but not withdrawn pursuant to the Offer and accepted for purchase taking into account the number of Shares so tendered. FBR will purchase all Shares validly tendered and not withdrawn upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, including the provisions relating to “odd lot” tenders, proration and conditional tender described in the Offer to Purchase.

Shares tendered and not purchased because of proration or conditional tenders will be returned, at FBR’s expense, to the stockholders who tendered such Shares promptly after the Expiration Date (as defined in the Offer to Purchase). FBR also expressly reserves the right, in its sole discretion, to purchase additional Shares subject to applicable legal requirements. See Section 1 of the Offer to Purchase.

As described in the Offer to Purchase, if fewer than all Shares properly tendered but not withdrawn pursuant to the Offer are to be purchased by FBR, FBR will purchase tendered Shares in the following order of priority:

•

First, from all stockholders who own beneficially or of record, an aggregate of fewer than 100 Shares (“odd lots”) who properly tender, and do not properly withdraw, all of such Shares, although partial tenders will not qualify for this preference;

•

Second, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, on a pro rata basis from all other stockholders who properly tender, and do not properly withdraw, Shares; and

•

Third, only if necessary to permit FBR to purchase 5,000,000 Shares (or such greater number of Shares as FBR may elect to purchase subject to applicable law) from holders who have tendered Shares conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have properly tendered all of their Shares and not properly withdrawn them before the expiration of the tender offer. See Section 6 of the Offer to Purchase.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer, the proration period and withdrawal rights expire at 12:00 Midnight, New York City time, on August 29, 2011 unless the Offer is extended by FBR.

2. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase. See Section 7 of the Offer to Purchase.

3. The Offer is for 5,000,000 Shares, constituting approximately 8.2% of FBR’s outstanding shares as of August 2, 2011.

4. Tendering stockholders who are registered stockholders or who tender their Shares directly to The American Stock Transfer & Trust Company, LLC, the Depositary, will not be obligated to pay any brokerage commissions or fees to FBR or the Dealer Manager, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on FBR’s purchase of Shares pursuant to the Offer.

5. If you hold beneficially or of record an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares before the Expiration Date (as defined in the Offer to Purchase) and check the box captioned “Odd Lots” on the attached Instruction Form, FBR will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the purchase price and not properly withdrawn pursuant to the Offer.

6. If you wish to condition your tender upon the purchase of all Shares tendered or upon FBR’s purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. FBR’s purchase of Shares from all tenders which are so conditioned will be determined by random lot. To elect such a condition complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would violate the laws of such jurisdiction. In those jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of FBR by FBR Capital Markets, the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer by

FBR & CO.

to Purchase for Cash Up to 5,000,000 Shares of its Common Stock

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 2, 2011 and the related Letter of Transmittal (which together, as amended or supplemented, constitute the “Offer”), in connection with the offer by FBR & Co., a Virginia corporation (“FBR”), to purchase for cash up to 5,000,000 shares of its common stock, $0.001 par value (such shares, together with all other outstanding shares of common stock of FBR, are herein referred to as the “Shares”), at a price of $3.05 per Share, without interest, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to FBR the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:            SHARES*

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS

(See Instruction 5 of the Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

☐	By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 16 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon FBR purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by FBR pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is: Shares

If, because of proration, the minimum number of Shares designated will not be purchased, FBR may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:

☐	The tendered Shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

SIGN HERE

Signature(s):

Name(s):

(PLEASE PRINT)

Taxpayer Identification or Social Security Number:

Address(es):

(INCLUDING ZIP CODE)

Area Code/Phone Number:

Date:

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